Exhibit 10.7

JOHN DEERE SHORT-TERM INCENTIVE BONUS PLAN

Section 1.  Establishment and Purpose

1.1  Establishment of the Plan

Deere & Company, a Delaware corporation (the “Company”), hereby establishes an annual incentive compensation plan to be known as the “John Deere Short-Term Incentive Bonus Plan” (the “Plan”), as set forth in this document.  The Plan permits the awarding of annual cash bonuses to Employees of the Company, based on the achievement of pre-established performance goals.

Upon approval by the Board of Directors of the Company, subject to approval by the shareholders, the Plan shall become effective as of November 1, 1994 (the “Effective Date”) and shall remain in effect until terminated by the Board or Committee as provided by Section 13 herein.

1.2  Purpose

The purpose of the Plan is to provide Participants with a meaningful annual incentive opportunity geared toward the achievement of specific performance goals.

Section 2.  Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below (unless otherwise expressly provided) and, when the defined meaning is intended, the term is capitalized.

(a)  “Award Opportunity” means the various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Section 5.1 herein.

(b)  “Base Salary” shall mean the regular salary or salary continuance earned during the Plan Year before any salary reduction contributions made to the Company’s Internal Revenue Code Section 401(k) Plan or other deferred compensation plans.  Among other compensation, “Base Salary” shall not include awards under this Plan, any suggestions awards, pay for unused vacation, any bonus or profit sharing benefits, the Company matching contribution under any plan providing such, overtime or overtime premiums, relocation allowances, mortgage differential allowances, any premium allowances for overseas service, moving allowances, or any other special awards.

(c)  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(d)  “Board” or “Board of Directors” means the Board of Directors of the Company.

(e)  “Committee” means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Section 3 herein, who are not current or former officers or employees of the Company and who are “outside directors” to the extent required by and within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended.

(f)  “Company” means Deere & Company, a Delaware corporation (including any and all subsidiaries), and any successor thereto.

(g)  “Corporate” shall mean Deere & Company and its subsidiaries.

(h)  “Disability” shall have the meaning ascribed to such term in applicable disability or retirement plans of the Company.

(i)  “Effective Date” means the date the Plan becomes effective, as set forth in Section 1.1 herein.

(j)  “Employee” means a full-time, salaried employee of the Company.

(k)  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(l)  “Executive Officers” shall mean any executive officers designated by the Committee for purposes of qualifying payouts under the Plan for exemption from Section 162(m) of the Code.

(m)  “Final Award” means the actual award earned during a Plan Year by a Participant, as determined by the Committee at the end of the Plan Year.

(n)  “Noncorporate” shall mean a specified segment of Deere & Company’s operations designated as such by the Chief Executive Officer and approved by the Committee for purposes of the Plan, such as a business unit, division, product line, or other such segmentation.

(o)  “Participant” means an Employee who is actively participating in the Plan.

(p)  “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

(q)  “Plan” means the Deere & Company Short-Term Incentive Bonus Plan.

(r)  “Plan Year” means the Company’s fiscal year.

(s)  “Recoupment Policy” means the Company’s Executive Incentive Award Recoupment Policy, as amended from time to time, or any successor policy thereto.

(t)  “Retirement” shall have the meaning ascribed to such term in the John Deere Pension Plan for Salaried Employees, or any successor plan thereto.

(u)  “Target Incentive Award” means the award to be paid to a Participant when planned performance results are achieved, as established by the Committee.

Section 3.  Administration

The Plan shall be administered by the Committee.  The Committee may delegate to the Company responsibility for day-to-day administration of, the Plan, following administrative guidelines approved from time to time by the Committee.

Subject to the limitations of the Plan, the Committee shall: (i) select from the Employees of the Company, those who shall participate in the Plan, (ii) grant award opportunities in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions, and conditions upon such awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in this Plan or in any award opportunity granted hereunder, and (vi) make all other necessary determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee’s determinations on matters within its authority shall be conclusive and binding upon all parties.

Section 4.  Eligibility and Participation

4.1  Eligibility

All Employees (as defined in Section 2 herein) who are actively employed by the Company in any Plan Year shall be eligible to participate in the Plan for such Plan Year, subject to the limitations of Section 7 herein.

4.2  Participation

Participation in the Plan shall be determined annually by the Committee based upon the criteria set forth herein.  Employees who are eligible to participate in the Plan shall be so notified in writing, and shall be apprised of the performance goals and related award opportunities for the relevant Plan Year, as soon as is practicable.

4.3  Partial Plan Year Participation

In the event that an Employee becomes eligible to participate in the Plan subsequent to the commencement of a Plan Year, then such Employee’s Final Award shall be based on the Base Salary earned as an eligible Employee.

4.4  No Right to Participate

No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

Section 5.  Award Determination

5.1  Performance Goals

Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish performance goals for that Plan Year.  Except as provided in Section 11, the goals may be based on any combination of Corporate, Non-corporate, and individual performance.  After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the preestablished performance goals at the end of the Plan Year will determine the Final Award amounts.  Except as provided in Section 11, the Committee also shall have the authority to exercise subjective discretion in the determination of Final Awards, as well as the authority to delegate the ability to exercise subjective discretion in this respect.

The Committee also may establish one (1) or more Company-wide performance goals which must be achieved for any Participant to receive an award for that Plan Year.

5.2  Award Opportunities

Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish an Award Opportunity for each Participant.  The established Award Opportunity shall vary in relation to the job classification of each Participant.  Except as provided in Section 11, in the event a Participant changes job levels during a Plan Year, the Participant’s Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

5.3  Adjustment of Performance Goals

Except as provided in Section 11, the Committee shall have the right to adjust the performance goals and the Award Opportunities (either up or down) during a Plan Year if it determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them.  Further, in the event of a Plan Year of less than twelve (12) months, the Committee shall have the right to adjust the performance goals and the Award Opportunities accordingly, at its sole discretion.

5.4  Final Award Determinations

At the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee.  Except as provided in Section 11, each individual award shall be based upon (i) the Participant’s Target Incentive Award percentage, multiplied by his Base Salary, (ii) Corporate and Non-corporate performance, and (iii) individual performance (if applicable).  Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the preestablished Corporate, Non-corporate, and individual performance goals.

5.5  Limitations

The amount payable to a Participant for any calendar year shall not exceed $5,000,000.

Section 6.  Payment of Final Awards

6.1  Form and Timing of Payment

Final Award payments shall be payable in cash, in one (1) lump sum, on or before the March 15 following the end of each Plan Year.

6.2  Payment of Partial Awards

In the event a Participant no longer meets the eligibility criteria as set forth in the Plan during the course of a particular Plan Year, the Committee may, in its sole discretion, pay a partial Final Award for the portion of the Plan Year the Employee was a Participant, determined in accordance with Section 5.4 herein.  Any such partial Final Award shall be evidenced in writing, and shall be paid in cash, in one (1) lump sum, on or before the March 15 following the end of the Plan Year to which it relates.

6.3  Unsecured Interest

No participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company.  To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

6.4  Repayment of Final Awards

Final Awards paid under the Plan shall be subject to the terms of the Company’s Recoupment Policy. The Company shall have the right to recover Final Awards paid under the Plan pursuant to the terms of the Recoupment Policy.

Section 7.  Termination of Employment

7.1  Termination of Employment Due to Death, Disability, Retirement, or Transfer to Business Unit Not Included in the Plan

In the event a Participant’s employment is terminated by reason of death, Disability, Retirement, or transfer to a business unit not included in the Plan, the Final Award determined in accordance with Section 5.4 herein shall be reduced to reflect participation prior to termination only.  The reduced award shall be based upon the amount of Base Salary earned during the Plan Year prior to termination.  In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred on the date the Committee determines the definition of Disability to have been satisfied.

The Final Award thus determined shall be payable in cash, in one (1) lump sum, on or before the March 15 following the end of the Plan Year to which it relates.

7.2  Termination of Employment for Other Reasons

In the event a Participant’s employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), all of the Participant’s rights to a Final Award for the Plan Year then in progress shall be forfeited.  However, the Committee, in its sole discretion, may pay a partial Final Award for the portion of that Plan Year that the Participant was employed by the Company, determined in accordance with Section 5.4 herein.  Any such partial Final Award shall be evidenced in writing, and shall be paid in cash, in one (1) lump sum, on or before the March 15 following the end of the Plan Year to which it relates.

Section 8.  Rights of Participants

8.1  Employment

Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

8.2  Nontransferability

No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law, or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

Section 9.  Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime.  In the absence of any such designation, or if the designated beneficiary is no longer living, benefits shall be paid to the surviving member(s) of the following classes of beneficiaries, with preference for classes in the order listed below:

(a)  Participant’s spouse (unless the parties were divorced or legally separated by court decree);

(b)  Participant’s children (including children by adoption);

(c)  Participant’s parents (including parents by adoption); or

(d)  Participant’s executor or administrator.

Payments of benefits, in accordance with Section 7.1, shall be made exclusively to the member(s) of the first class, in the order listed above, which has surviving member(s).  If that class has more than one (1) member, benefit payments shall be made in equal shares among members of that class.

Section 10.  Deferrals

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash that would otherwise be due to such Participant at the end of a Plan Year.

Section 11.  Executive Officers

11.1  Applicability of Section 11

The provisions of this Section 11 shall apply only to Executive Officers.  In the event of any inconsistencies between this Section 11 and the other Plan provisions, the provisions of this Section 11 shall control.

11.2  Award Determination

Prior to the beginning of each Plan Year, or as soon as practicable thereafter, the Committee shall establish the Target Incentive Award percentage for each Executive Officer and performance goals for that Plan Year.  Performance measures to be used shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: (a) total stockholder return; (b) growth in revenues, sales, settlements, market share, customer conversion, net income, stock price, and/or earnings per share; (c) return on assets, net assets, and/or capital; (d) return on stockholders’ equity; (e) economic or shareholder value added; or (f) improvements in costs and/or expenses.  The Committee may select among the performance measures specified from Plan Year to Plan Year which need not be the same for each Executive Officer in a given year.

At the end of the Plan Year and prior to payment, the Committee shall certify in writing the extent to which the performance goals and any other material terms were satisfied.  Final Awards shall be computed for each Executive Officer based on (i) the Participant’s Target Incentive Award multiplied by his Base Salary, and (ii) Corporate and Non-corporate (if applicable) performance.

Final Award amounts may vary above or below the Target Incentive Award based on the level of achievement of the pre-established Corporate and Non-corporate performance goals.

11.3  Non-adjustment of Performance Goals

Once established, performance goals shall not be changed during the Plan Year.  Participants shall not receive any payout when the Company or Non-corporate segment (if applicable) does not achieve at least minimum performance goals.

11.4  Individual Performance and Discretionary Adjustments

Individual performance shall not be reflected in the Final Award.  However, the Committee retains the discretion to eliminate or decrease the amount of the Final Award otherwise payable to a Participant.

11.5  Possible Modification

If, on advice of the Company’s tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying one or more of Sections 2.1(b), 2.1(m), 4.3, 5.1, 5.2, 5.3, or 5.4 to an Executive Officer without regard to the exceptions to such Section or Sections contained in this Section 11, then the Committee may, in its sole discretion, apply such Section or Sections to the Executive Officer without regard to the exceptions to such Section or Sections that are contained in this Section 11.

Section 12.  Change in Control

12.1  Change in Control

In the event of a Change in Control of the Company, as defined below, a Participant who is an Employee as of the date of the Change in Control shall be entitled to, for the Plan Year in which the Change in Control occurs, the greater of:

(a)  The Final Award determined using:

(i)    The Participant’s actual Base Salary rate in effect on the date of the Change in Control;

(ii)   The Participant’s Target Incentive Award percentage; and

(iii)  Actual Corporate, Non-corporate, and individual results to the date of the Change in Control; or

(b)  The Participant’s Target Incentive Award times his actual Base Salary rate in effect on the date of the Change in Control.

The Committee, as constituted immediately prior to the Change in Control, shall determine how actual Corporate, Non-corporate, and individual performance should be measured for purposes of the Final Award calculation in Section 12.1(a).  The Committee’s determination shall be conclusive and final.

Final Awards shall be payable in cash to the Participant as soon as administratively possible, but no later than the March 15 following the end of the calendar year in which the Change in Control occurs.

12.2  Definition of a Change in Control

A “Change in Control” shall be defined as a dissolution, liquidation, merger, or consolidation in which the Company is not the surviving corporation, or the acquisition of thirty percent (30%) or more of the Company’s common stock by one (1) individual, corporation, or other entity.

Section 13.  Amendment and Modification

The Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary, as the case may be) to a payment or distribution hereunder to which he or she is otherwise entitled.

Section 14.  Miscellaneous

14.1  Governing Law

The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

14.2  Withholding Taxes

The Company shall have the right to deduct from all payments under the Plan any Federal, state, or local taxes required by law to be withheld with respect to such payments.

14.3  Gender and Number

Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

14.4  Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

14.5  Costs of the Plan

All costs of implementing and administering the Plan shall be borne by the Company.

14.6  Successors

All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.